CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 20, 2005 (except for note 11 which is as of April 8, 2005) in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-120082) and related Prospectus of JMG Exploration, Inc. dated April 8 , 2005.

Calgary, Canada

April 8, 2005

Chartered Accountants